EXHIBIT  11.1



                                               SBE, INC.
                        STATEMENTS OF COMPUTATION OF NET (LOSS) INCOME PER SHARE
                       FOR THE THREE AND SIX MONTHS ENDED APRIL 30, 1999 AND 1998
                                (In thousands, except per share amounts)
                                              (Unaudited)


                                              Three months ended        Six months ended
                                                  April 30,                April 30,
                                             --------------------      ------------------
                                                1999      1998           1999      1998
                                              -------   --------        -------   -------
BASIC

Weighted average number of
 common shares outstanding                     2,870      2,661          2,846     2,656
                                              -------   --------        -------   -------

Number of shares for computation of
 net (loss) income per share                   2,870      2,661          2,846     2,656
                                              =======   ========        =======   =======

Net (loss) income                             $ (172)   $  (241)        $1,058    $ (710)
                                              =======   ========        =======   =======

Net (loss) income per share                   $(0.06)   $ (0.09)        $ 0.37    $(0.27)
                                              =======   ========        =======   =======


DILUTED

Weighted average number of
 common shares outstanding                     2,870      2,661          2,846     2,656

Shares issuable pursuant to options granted
 under stock option plans, less assumed
 repurchase at the ending fair market value
 for the period                                   (a)        (a)           161        (a)
                                              -------   --------        -------   -------

Number of shares for computation of
 net income (loss) per share                   2,870      2,661          3,007     2,656
                                              =======   ========        =======   =======

Net income (loss)                             $ (172)   $  (241)        $1,058    $ (710)
                                              =======   ========        =======   =======

Net income (loss) per share                   $(0.06)   $ (0.09)        $ 0.35    $(0.27)
                                              =======   ========        =======   =======




(a)     In  loss  periods, common share equivalents would have an antidilutive effect on loss per share and  therefore  have  been  excluded.

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